Exhibit 16.1

Your Vision Our Focus

September 29, 2026

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

File No. 001-41293

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K dated September 24, 2026, of Aspire-Lakewood Holdings, Inc. (formerly, Aspire Biopharma Holdings, Inc.) and are in agreement with the statements insofar as they relate to our firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas